UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2014

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 30, 2014, Peregrine management approved a restructuring plan. The plan consists of a reduction in force which will be substantially completed by the end of the first quarter of 2014. The total charge resulting from this plan is expected to be approximately $1.5 million to $2.0 million.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 30, 2014, Peregrine appointed David R. Shepard to the new position of Vice President, Marketing. Since April 2010 he has served as Vice President and General Manager, High Performance Solutions Business Unit, which position was eliminated. The terms of Mr. Shepard's employment arrangement with Peregrine have not changed. Mr. Shepard's employment agreement, which was filed as Exhibit 10.23 to Peregrine’s Form S-1 filed on February 16, 2011, and is incorporated herein by reference, will remain in place.

On January 30, 2014, Peregrine appointed Dylan J. Kelly to the new position of Vice President, Engineering. Since January 2010 he has served as Vice President and General Manager, Mobile Wireless Solutions Business Unit, which position was eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION
Date: February 4, 2014	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer